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                                                                    EXHIBIT 23.3

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of Breed Technologies, Inc. of our report dated October 31, 1997 relating to the combined financial statements of Safety Restraint Systems, a Division of AlliedSignal, Inc., which appears in the Current Report on Form 8-K/A of Breed Technologies, Inc. dated October 30, 1997.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
Detroit, Michigan
March 18, 1998